Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cambridge Bancorp:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-225720) and Form S-3 (333-234286) of our report dated March 16, 2020, with respect to the consolidated financial statements of Cambridge Bancorp

/s/ KPMG LLP

Boston, Massachusetts
March 14, 2022